Morgan Stanley New York Quality Municipal Securities
                          Item 77(O) 10F-3 Transactions
                       April 1, 2003 - September 30, 2003



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts
            05/08/     -     $103.8 $475,340  4,000,   0.84%   4.22
Metropolit    03               1      ,000      000             %      First
    an                       Variou                                    Albany
Transporta                     s                                       Corp,
   tion                                                               Merrill
Authority,                                                            Lynch &
                                                                     Co, Morgan
Transporta                                                            Stanley,
   tion                                                                 Bear
 Revenue                                                             Stearns &
  Bonds                                                               Co Inc,
  Series                                                             Citigroup,
  2003A                                                              JP Morgan,
                                                                       Lehman
                                                                     Brothers,
                                                                     UBS Paine
                                                                       Webber
                                                                      Inc, ABN
                                                                        AMRO
                                                                     Financial
                                                                      Services
                                                                        Inc,
                                                                       Advest
                                                                     Inc/Lebent
                                                                     hal & Co,
                                                                     CIBC World
                                                                      Markets,
                                                                      Commerce
                                                                      Capital
                                                                      Markets,
                                                                      Jackson
                                                                     Securities
                                                                     , Quick &
                                                                       Reilly
                                                                        Inc,
                                                                     Ramirez &
                                                                      Co Inc,
                                                                      Raymond
                                                                      James &
                                                                     Associates
                                                                      Inc, RBC
                                                                        Dain
                                                                      Rauscher
                                                                        Inc,
                                                                     Roosevelt
                                                                      & Cross
                                                                        Inc,
                                                                      Siebert
                                                                     Brandford
                                                                     Shank & Co
                                                                      LLC and
                                                                      Wachovia
                                                                        Bank


                                                                     JP Morgan,
Dormitory                                                               Bear
Authority                                                            Stearns &
  of the                                                              Co Inc,
 State of                                                              Lehman
 New York   06/06/     -      $108  $357,710  3,000,   0.84%   3.19  Brothers,
  Court       03             Variou   ,000      000             %      Morgan
Facilities                     s                                      Stanley,
  Lease                                                              CIBC World
 Revenue                                                              Markets,
  Bonds                                                              Citigroup,
 (City of                                                              First
 New York                                                              Albany
 Issue),                                                             Corporatio
  Series                                                             n, Goldman
  2003A                                                               Sachs &
                                                                       Co, JB
                                                                     Hanauer &
                                                                        Co,
                                                                      Jackson
                                                                     Securities
                                                                      , David
                                                                      Lerner &
                                                                     Associates
                                                                     , Merrill
                                                                      Lynch &
                                                                     Co, Prager
                                                                      Sealy &
                                                                     Co, Quick
                                                                      & Reilly
                                                                        Inc,
                                                                     Ramirez &
                                                                      Co Inc,
                                                                      Siebert
                                                                     Brandford
                                                                       Shank
                                                                      & Co LLC
                                                                      and UBS
                                                                     Financial
                                                                      Services
                                                                        Inc